                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                             First USA Bank, N.A.
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                   For the June 10, 1999 Determination Date
                          For the 22nd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

   1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

   2    First USA Bank, N.A. is Servicer under the Pooling and Servicing
        Agreement.

   3    The undersigned is a Servicing Officer.

   4 The date of this Certificate is June 10, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

   5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $120,763,831

        (a)  The  aggregate   amount  of   Collections   of  Finance  Charge
             Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $12,187,008

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $108,576,823

   6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $881,641,778

   7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

   8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

   9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $167,412,467

   10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

   11   Monthly Period Trust Activity
   (a)  Trust Activity                                           Total Trust
        ================================================        =============
        Beginning Aggregate Principal Receivables                870,950,601
        Beginning Excess Funding Account Balance                           0
        Beginning Total Principal Balance                        870,950,601
        Collections of Finance Charge Receivables                 12,187,008
        Discount Percentage                                                0
        Discount Option Receivables Collections                            0
        Net Recoveries                                                     0
        Total  Collections of Finance Charge Receivables          12,187,008
        Total Collections of Principal Receivables               108,576,823
        Net Default Amount                                         2,514,495
        Minimum Aggregate Principal Receivables Balance          700,000,000
        Ending Aggregate Principal Receivables                   867,412,467
        Ending Excess Funding Account Balance                              0
        Ending Total Principal Balance                           867,412,467

   (b)  Series Allocations                                     Series 1997-1     Series 1998-1         All Series
        ==============================================         ===================================================
        Group Number                                                       1                2
        Investor Interest                                        300,000,000      400,000,000          700,000,000
        Adjusted Investor Interest                               300,000,000      400,000,000          700,000,000
        Principal Funding Account Balance                                  0                0                    0
        Minimum Transferor Interest                                                                     60,718,873

   (c)  Group I Allocations                                    Series 1997-1      Total Group I
        ==============================================         ================================
        Investor Finance Charge Collections                        4,197,830        4,197,830

        Investor Monthly Interest                                  1,527,498        1,527,498
        Investor Monthly Fees (Servicing Fee)                        375,000          375,000
        Investor Default Amounts                                     866,121          866,121
        Investor Additional Amounts                                        0                0
        Total                                                      2,768,618        2,768,618

        Reallocated Investor Finance Charge Collections            4,197,830        4,197,830
        Available Excess                                           1,429,212        1,429,212

   12   Series 1997-1 Certificates
                                                                  Series 1997-1       All Other       Transferor's
   (a)  Investor/Transferor Allocations               Trust          Interest            Series         Interest
        ==========================================================================================================
        Beginning Investor/Transferor Amounts      870,950,601    300,000,000      400,000,000         170,950,601
        Beginning Adjusted Investor Interest       870,950,601    300,000,000      400,000,000
        Floating Investor Percentage                 100.00000%     34.445122%       45.926830%
        Fixed Investor Percentage                      0.00000%       0.00000%         0.00000%
        Collections of Finance Chg. Receivables     12,187,008      4,197,830        5,597,107
        Collections of Principal Receivables       108,576,823     37,399,419       49,865,893
        Net Default Amount                           2,514,495        866,121        1,154,828

        Ending Investor/Transferor Amounts         867,412,467    300,000,000      400,000,000         167,412,467

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                               Collateral
   (b)  Monthly Period Funding Requirements                  Class A             Class B        Interest                Total
        =========================================================================================================================
        Principal Funding Account                                   0                   0                0                    0
        Principal Funding Investment Proceeds                       0                   0                0                    0
        Withdrawal from Reserve Account                             0                   0                0                    0
        Available Reserve Account Amount                            0                   0                0                    0
        Required Reserve Account Amount                             0                   0                0                    0

        Coupon                                               6.15000%            6.35000%         5.50250%             6.10999%
        Floating Investor Percentage                        29.79503%            2.41116%         2.23893%            34.44512%
        Fixed Investor Percentage                                   0                   0                0                    0
        Investor Monthly Interest                           1,329,938             111,125           86,435            1,527,498
        Overdue Monthly Interest                                    0                   0                0                    0
        Additional Interest                                         0                   0                0                    0
                Total Interest Due                          1,329,938             111,125           86,435            1,527,498
        Investor Default Amounts                              749,195              60,628           56,298              866,121
        Investor Monthly Fees                                 324,375              26,250           24,375              375,000
        Investor Additional Amounts                                 0                   0                0                    0
                Total Due                                   2,403,507             198,003          167,108            2,768,618

                                                                                                Collateral
   (c)  Certificates - Balances and Distributions           Class A             Class B         Interest                Total
        =========================================================================================================================
        Beginning Investor Interest                       259,500,000          21,000,000       19,500,000          300,000,000
        Monthly Principal-Prin. Funding Account                     0                   0                0                    0
        Principal Payments                                          0                   0                0                    0
        Interest Payments                                   1,329,938             111,125           86,435            1,527,498
        Total Payments                                      1,329,938             111,125           86,435            1,527,498
        Ending Investor Interest                          259,500,000          21,000,000       19,500,000          300,000,000

   (d)  Information  regarding  Payments in respect of the Class A  Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class A Additional Interest                                                       0
        5.  Amount of Payment in respect of Class A Principal                                                                 0

   (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-
        Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                      0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                                 0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                           0

   (f)  Information  regarding  Payments in respect of the Class B  Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class B Additional Interest                                                       0
        5.  Amount of Payment in respect of Class B Principal                                                                 0

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

   (g)  Amount of  reductions in Class B Investor  Interest  pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                 0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
            principal amount                                                                                                  0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                     0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                      0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                            0

   (h)  Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                         4.432569
        2.  Amount of distribution in respect of Collateral Monthly Interest                                           4.432569
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                  0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                 0

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                       0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                           0

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                   3,631,123

            a.  Class A Monthly Interest                                                                              1,329,938
            b.  Class A Overdue Monthly Interest                                                                              0
            c.  Class A Additional Interest                                                                                   0
            d.  Class A Servicing Fee                                                                                   324,375
            e.  Class A Investor Default Amount                                                                         749,195

            f.  Excess Spread                                                                                         1,227,616

        2.  Class B Available Funds                                                                                     293,848

            a.  Class B Monthly Interest                                                                                111,125
            b.  Class B Overdue Monthly Interest                                                                              0
            c.  Class B Additional Interest                                                                                   0
            d.  Class B Servicing Fee                                                                                    26,250

            e.  Excess Spread                                                                                           156,473

        3.  Collateral Holder Available Funds                                                                           272,859

            a.  Excess Spread                                                                                           272,859

        4.  Total Excess Spread                                                                                       1,656,948

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

   (k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
        1.  Beginning Excess Spread                                                                                  1,656,948
        2.  Excess Finance Charge Collections                                                                                0
        3.  Applied to fund Class A Required Amount                                                                          0
        4.  Unreimbursed Class A Investor Charge-Offs                                                                        0
        5.  Applied to fund Class B Required Amount                                                                     60,628
        6.  Reductions of Class B Investor Interest treated as Available Principal Collections                               0
        7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               86,435
        8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee              24,375
        9.  Collateral Investor Default Amount treated as Available Principal Collections                               56,298
        10. Reductions of Collateral Interest treated as Available Principal Collections                                     0
        11. Deposit to Reserve Account (if required)                                                                         0
        12. Applied to other amounts owed to Collateral Interest Holder                                                      0
        13. Balance to constitute Excess Finance Charge Collections for other series                                 1,429,212

   13   Trust Performance
   (a)  Delinquencies
        1.  30-59 days                                                                                              11,736,866
        2.  60-89 days                                                                                               7,096,505
        3.  90 days and over                                                                                        15,310,205
        4.  Total 30+ days delinquent                                                                               34,143,576

   (b)  Base Rate
            a.  Current Monthly Period                                                                                8.10999%
            b.  Prior Monthly Period                                                                                  8.14740%
            c.  Second Prior Monthly Period                                                                           8.13627%
   (c)  Three Month Average Base Rate                                                                                 8.13122%

   (d)  Portfolio Yield (gross portfolio yield less net defaults)
            a.  Current Monthly Period                                                                               13.32684%
            b.  Prior Monthly Period                                                                                 11.79071%
            c.  Second Prior Monthly Period                                                                          13.77647%
   (e)  Three Month Average Portfolio Yield                                                                          12.96467%

   (f)  Excess Spread  Percentage
            a.  Current Monthly Period                                                                                5.71685%
            b.  Prior Monthly Period                                                                                  4.14331%
            c.  Second Prior Monthly Period                                                                           6.14020%
   (g)  Three Month Average Excess Spread Percentage                                                                  5.33345%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                           13.86575%

   (i)  Portfolio Adjusted Yield                                                                                      5.21685%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of June

                                        First USA Bank, N.A., as Servicer

                                        By: /s/ Tracie Klein
                                        -------------------------------------
                                        Name:  Tracie Klein
                                        Title:  First Vice President